Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND

OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In accordance with Section 906 of the Sarbanes Oxley Act of 2002, each of the undersigned officers of Cascades Inc. (the “Corporation”), does hereby certify, to such officer’s knowledge, that:

1)	the Annual Report on Form 40-F (the “Report”) for the year ended December 31, 2015 of the Corporation as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated March 30, 2016

/s/ Mario Plourde
Name: Mario Plourde
Title: President and Chief Executive Officer

/s/ Allan Hogg
Name: Allan Hogg
Title: Vice - President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.